Exhibit 10.1

VOTING AGREEMENT

BY AND AMONG

REAL GOODS SOLAR, INC.,

MERCURY ENERGY, INC.

AND

CERTAIN STOCKHOLDERS OF MERCURY ENERGY, INC.

Dated as of August 8, 2013

PRE-VOTING AGREEMENT

PRE-VOTING AGREEMENT (the “Agreement”), dated as of August 8, 2013, by and among Mercury Energy, Inc., a Delaware corporation (the “Mercury”), Real Goods Solar, Inc., a Colorado corporation (“RGS”), and the individuals listed on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, Mercury and RGS have negotiated a term sheet which describes the terms upon which Real Goods Mercury, Inc., a Delaware corporation and a wholly-owned subsidiary of RGS, will merge with and into Mercury with Mercury surviving as the continuing entity (the “Merger Transaction”).

WHEREAS, as an inducement to RGS to enter into an agreement and plan of merger (the “Merger Agreement”), Mercury and the Stockholders have agreed to enter into this Agreement.

WHEREAS, as of the date hereof, each Stockholder is the registered owner of, or has the power to vote, the number of shares of Series 1 Preferred Stock of Mercury (the “Mercury Preferred Stock”) as indicated on Schedule A.

NOW, THEREFORE for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Voting of Shares.

(a) Voting of Shares and Proxy. During the Term (as defined below) of this Agreement, at every meeting of the stockholders of Mercury called, and at every adjournment hereof, and on every action or approval by written consent of the stockholders of Mercury, each Stockholder shall vote (or cause to be voted) the Shares (as defined in Section 1(b) below) owned by such Stockholder to be voted: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving Mercury (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Mercury under the Merger Agreement or which would result in any of the conditions to Mercury’s obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

(b) “Shares” shall mean: (i) all securities of Mercury (including all shares of Mercury Preferred Stock and all options, warrants and other rights to acquire Mercury Preferred Stock) owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of Mercury (including all shares of Mercury Preferred Stock and all additional options, warrants and other rights to acquire Mercury Preferred Stock) of which each Stockholder acquires ownership during the Term of this Agreement. In the event of a stock dividend or distribution, or any change in Mercury Preferred Stock by reason of any stock dividend or distribution, or any change in Mercury Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

(c) Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to RGS a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law during the Term of this Agreement, with respect to the Shares owned by each Stockholder.

2. Restrictions on Transfer of Shares.

(a) Restrictions on Transfer of Shares Prior to the Consummation of the Merger Transaction. During the Term of this Agreement, each Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection (b) of this Section 2: (i) tender any of the Stockholder’s Shares; (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Stockholder’s Shares; (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Stockholder’s Shares; (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Mercury (except with respect to the approval of the Merger Agreement); (v) deposit any of the Stockholder’s Shares into a voting trust or depositary facility or, except as contemplated hereby, enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto; or (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a “Transfer”).

(b) Notwithstanding subsection (a) above, each Stockholder may take an action described in subsection (a) of this Section 2 if (i) RGS gives its prior written consent to such action or (ii) the proposed transferee shall have executed a counterpart of this Agreement and the Proxy and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

(c) Except as permitted by Section 2(b), during the Term of this Agreement, no Stockholder shall request that Mercury or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by Mercury of any Transfer of such Stockholder’s Shares, unless such Transfer is made in compliance with this Agreement.

(d) Except as permitted by Section 2(b), during the Term of this Agreement, Mercury will not register the Transfer (book-entry or otherwise) of any certificate or uncertified interest representing any of the Stockholder’s Shares and will enter a stop transfer instruction on any Transfer attempted in violation of this Agreement.

3. Representations and Warranties; Additional Covenants of the Stockholders.

Each Stockholder hereby represents and warrants and covenants to RGS as follows:

(a) Authorization. Each Stockholder has the power, corporate or otherwise, and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly and validly authorized by such Stockholder and no other proceedings, corporate or otherwise, on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder. The Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(b) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents, if any, of Stockholder, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Stockholder is a party or by which any of its properties or assets including the Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to Stockholder or any of its properties or assets including the Shares.

(c) Title to Shares. Stockholder is the registered or beneficial owner of its Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of Mercury owned of record or beneficially by Stockholder on the date of this Agreement.

(d) Accredited Investor. Stockholder is an “accredited investor” within the meaning of the United States Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(e) Reliance by RGS. Each Stockholder acknowledges that the execution and delivery of this Agreement is a material and substantial inducement for RGS to execute and deliver the Merger Agreement.

(f) Certain Actions. During the Term of this Agreement, each Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

(g) Acknowledgment and Approval of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement and that the Stockholder has reviewed and understands the terms hereof.

(h) Ownership. Nothing contained in this Agreement shall be deemed to vest in RGS any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder’s Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Stockholder’s Shares shall remain and belong to the Stockholder, and RGS shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Mercury or exercise any power or authority to direct Stockholder in the voting of any of Stockholder’s Shares, except as otherwise provided herein, or the performance of Stockholder’s duties or responsibilities as a Stockholder of Mercury.

4. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

if to Mercury:

Mercury Energy, Inc.

c/o Rick White

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Attention: Rick White

with a copy to:

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103-3198

Attention: Neil Gold

Facsimile: (212) 318-3400

Email: neil.gold@nortonrosefulbright.com

if to a Stockholder:

then to the address listed opposite such Stockholder’s name on Schedule A attached hereto.

if to RGS:

Real Goods Solar, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027-2452

Attention: Kam Mofid

Telephone: (303) 222-8302

E-Mail: kam.mofid@realgoods.com

with a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202-4432

Attention: Thomas B. Romer and Kristin Macdonald

Email: tromer@bhfs.com

Email: kmacdonald@bhfs.com

(b) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application hereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application hereof, in any other jurisdiction.

(d) Entire Agreement; Amendment; Waiver. This Agreement, the Proxy, and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or further exercise hereof or the exercise of any other right, power or privilege.

(e) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by RGS, on the one hand, or any Stockholder, on the other hand, by operation of law or otherwise without the prior written consent of the other party.

(f) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles hereof.

(h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(j) Termination. This Agreement and the Proxy, and all obligations of the parties hereunder and thereunder, shall be effective as of the date first set forth above and terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction (the “Term”).

(k) Further Assurance. Each party to this Agreement agrees (i) to furnish upon request to the other party such further information, (ii) to execute and deliver to the other party such other documents and (iii) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

(l) Interpretation. The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, section and exhibit references are to the sections and exhibits of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“RGS”		“Mercury”

REAL GOODS SOLAR, INC.		MERCURY ENERGY, INC.

By:	/s/ Kam Mofid	By:	/s/ Richard D. White
Name:	Kam Mofid	Name:	Richard D. White
Title:	Chief Executive Officer	Title:	Chairman

“STOCKHOLDERS”

/s/ Timothy Greener
Timothy Greener

/s/ Peter Kaufmann
Peter Kaufmann

/s/ Richard D. White
Richard D. White

[Signature Page to Mercury Preferred Stockholders Pre-Voting Agreement]

EXHIBIT A

STOCKHOLDERS

Name	Address	Number and Type of Shares

Timothy Greener		150,000 shares of Series 1 Preferred

Peter Kaufmann		200,000 shares of Series 1 Preferred

Richard D. White		100,000 shares of Series 1 Preferred

A-1

EXHIBIT B

IRREVOCABLE PROXY

The undersigned Stockholder of Mercury Energy, Inc., a Delaware corporation (“Mercury”), hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints Real Goods Solar, Inc., a Colorado corporation (“RGS”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of Mercury that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Mercury issued or issuable in respect hereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of Mercury as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and the matters set forth in the third paragraph hereof.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Pre-Voting Agreement of even date herewith by and among RGS, Mercury and the undersigned Stockholder (the “Voting Agreement”).

RGS is hereby authorized and empowered by the undersigned to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Mercury and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving Mercury (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Mercury under the Merger Agreement or which would result in any of the conditions to Mercury’s obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

RGS may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof.

B-1

This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction.

Dated: August     , 2013

By:
Name:
Title:

Shares beneficially owned:

                     shares of Mercury Series 1 Preferred Stock

[Signature Page to Irrevocable Proxy]

B-2